UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
              Date of Report (Date of Earliest Event Reported):
                              December 14, 2010

                     FIRST MID-ILLINOIS BANCSHARES, INC.
           (Exact Name of Registrant as Specified in its Charter)

           Delaware                     0-13368          37-1103704
       (State of Other                (Commission      (IRS Employer
   Jurisdiction of Incorporation)     File Number)   Identification No.)

        1515 CHARLESTON AVENUE
             MATTOON, IL                             61938
   (Address of Principal Executive Offices)        (Zip Code)

                               (217) 234-7454
            (Registrant's Telephone Number, including Area Code)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   [ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

   [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

   [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

   [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))








   ITEM 8.01  OTHER EVENTS.

        On December 14, 2010, the Board of Directors of First Mid-Illinois Bancshares, Inc. (the "Company") approved a proposal to make a private placement offering (the "Offering") to certain eligible purchasers of up to $25 million of its non-cumulative perpetual convertible preferred stock (the "Preferred Stock"). The Company intends to use the net proceeds from the Offering for general corporate purposes, which may include reducing or refinancing existing debt, investments at the holding company level, investing in subsidiaries to support lending and other business activities, possible acquisitions or other business combinations and common stock repurchases. The Offering is expected to commence early in 2011. The Preferred Stock offered in the proposed private placement will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.







                                  SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 FIRST MID-ILLINOIS BANCSHARES, INC.





   Dated:  December 15, 2010     /s/ William S. Rowland
                                 ---------------------------------------
                                 William S. Rowland
                                 President and Chief Executive Officer